Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2008 SECOND QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 3.9 PERCENT SINCE 2007 YEAR END
          NEW YORK, NY, August 7, 2008 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at June 30, 2008 was $311.34, an increase of 3.9% from stockholders’ equity per common share of $299.72 at December 31, 2007 (all as adjusted for the stock dividend declared in February 2008), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. On a consolidated basis, cash and invested assets were approximately $4.43 billion at June 30, 2008, an increase of 2.8% from approximately $4.31 billion at December 31, 2007.
          A summary of Alleghany’s results for the three and six months ended June 30, 2008 and 2007 is as follows:

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(in millions)	2008	2007	Change	2008	2007	Change
Earnings from continuing operations, before income taxes
AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$54.7	$41.5	$13.2	$93.3	$91.7	$1.6
CATA	3.5	7.4	(3.9)	7.7	14.4	(6.7)
EDC (3)	(29.9)	—	(29.9)	(33.0)	—	(33.0)
AIHL Re	—	6.1	(6.1)	0.1	23.7	(23.6)

	28.3	55.0	(26.7)	68.1	129.8	(61.7)
Net investment income	30.6	30.7	(0.1)	62.2	62.6	(0.4)
Net realized capital (losses) gains	(22.8)	5.7	(28.5)	(26.2)	—	(26.2)
Other income, less other expenses	(11.5)	(12.0)	0.5	(22.5)	(23.4)	0.9

Total AIHL insurance group	24.6	79.4	(54.8)	81.6	169.0	(87.4)

Corporate activities (4)
Net investment income	4.2	8.0	(3.8)	7.9	16.0	(8.1)
Net realized capital gains	1.0	—	1.0	79.1	55.8	23.3
Other income	—	2.2	(2.2)	—	10.8	(10.8)
Corporate administration and other expenses	9.2	9.8	0.6	19.8	18.8	(1.0)
Interest expense	0.2	0.3	0.1	0.3	1.0	0.7

Total	20.4	79.5	(59.1)	148.5	231.8	(83.3)

Income taxes	7.4	20.8	13.4	44.9	69.5	24.6

Earning from continuing operations	13.0	58.7	(45.7)	103.6	162.3	(58.7)
Earnings from discontinued operations, net of tax (5)	7.4	4.2	3.2	15.6	7.1	8.5

Net earnings	$20.4	$62.9	$(42.5)	$119.2	$169.4	$(50.2)

(1)	Alleghany Insurance Holdings LLC (“AIHL”) the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation (“CATA”), and Employers Direct Corporation (“EDC”), as well as AIHL Re LLC (“AIHL Re”).

(2)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital (losses) gains or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007.

(4)	Corporate activities consists of Alleghany Properties Holdings LLC (“Alleghany Properties”), Alleghany’s investment in Homesite Group Incorporated (“Homesite”) and corporate activities at the parent level.

(5)	Amount reflects the discontinued operations of Darwin Professional Underwriters, Inc. (“Darwin”) for all periods presented given its entry into a merger agreement on June 27, 2008.
Components of earnings from continuing operations before income taxes in the second quarter and first six months of 2008 include:
•	An increase in RSUI’s underwriting profit primarily reflecting a decrease in loss and loss adjustment expenses, including a net $16.7 million release of prior accident year loss reserves in the 2008 second quarter; a decrease in CATA’s underwriting profit primarily reflecting an increase in loss and loss adjustment expenses and lower earned premium; and an underwriting loss at EDC primarily reflecting an increase in loss and loss adjustment expenses, including a $24.7 million reserve increase in the 2008 second quarter for the current and prior accident years reflecting a significant acceleration in workers’ compensation claims emergence, higher than anticipated increases in industry-wide loss severities, and higher loss adjustment expenses.

•	Net realized capital losses of $26.2 million at AIHL for the first six months of 2008 primarily reflecting $62.7 million of impairment charges for unrealized losses related to certain energy (refinery) and financial services sector equity holdings contained in AIHL’s investment portfolio that were deemed other than temporary, and as such, were required to be charged against earnings, partially offset by $36.5 million of net realized capital gains on the sale of securities by AIHL.

•	A decrease in net investment income for Corporate activities reflecting lower earnings from Alleghany’s share of earnings in Homesite, net of purchase accounting adjustments; poor results from parent-level partnership investments; lower average investment yields; and lower average fixed income assets due to capital contributions made by parent to AIHL in connection with the acquisition by AIHL of EDC in July 2007.

•	Net realized capital gains for Corporate activities primarily reflecting net realized capital gains of $78.1 million on the sale of common stock of Burlington Northern Santa Fe Corporation during the 2008 first quarter, compared with $55.9 million of net realized capital gains from such sales during the 2007 first quarter.

•	A decrease in other income for Corporate activities primarily reflecting immaterial sales activity by Alleghany Properties during the first six months of 2008, compared with a pre-tax gain of approximately $7.2 million realized in the 2007 first quarter on sales of real property by Alleghany Properties.
Commenting on Alleghany’s results, Mr. Hicks stated that “I am pleased that we were able to produce moderate growth in stockholders’ equity per common share for the first half of 2008, despite an increasingly competitive property and casualty insurance market and an extremely challenging investment environment. Both RSUI and CATA produced moderate underwriting profits in the second quarter, while EDC recorded a large underwriting loss.

2

During the second quarter, EDC began to see the emergence of larger claims, and the company has assumed that this trend will continue in setting its loss reserves. We believe that EDC is not unique in its claims experience, but only time will tell if other companies in the industry are forced to recognize increased claims costs in California workers’ compensation. We remain confident that over the long-term, EDC’s excellent customer service and experienced management will allow the company to emerge as a profitable, growing company in its core market.”
          “Also during the second quarter, AIHL recorded realized capital losses related to its equity portfolio as a result of charges for other than temporary impairments. Because these investments are carried at market value, such charges have no effect on our book value per share. Despite the extremely challenging investment environment, our equity portfolio in total produced a positive total return for the first six months of 2008, compared with an 11.9% negative total return on the S&P 500.”
          Net earnings as adjusted for the three and six months ended June 30, 2008 and 2007 are as follows:

	Three Months ended June 30,				Six Months ended June 30,
	Per Share(1)				Per Share(1)
(in millions, except for per share and
share amounts)	2008	2007	2008	2007	2008	2007	2008	2007
Net earnings	$20.4	$62.9	$1.93	$7.05	$119.2	$169.4	$13.26	$19.37

Adjustments:

Add: Net catastrophe losses after tax	13.1	21.3	1.57	2.56	13.0	21.5	1.56	2.59

Add/(Deduct): Realized capital (gains) losses after tax	14.2	(3.7)	1.70	(0.45)	(34.4)	(36.3)	(4.13)	(4.37)

Net earnings, as adjusted (2)	$47.7	$80.5	$5.20	$9.16	$97.8	$154.6	$10.69	$17.59

Average number of outstanding shares of common stock on a basic basis (3)			8,340,901	8,312,967			8,335,426	8,299,807

(1)	Represents basic earnings per share of common stock.

(2)	Adjusted to exclude the impact of net catastrophe losses after tax and net realized capital gains and losses after tax. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Adjusted to reflect the dividend of common stock declared in February 2008.
          Information regarding the pre-tax results from continuing operations of AIHL’s operating units is attached as Exhibit A. In the second quarter of 2008, Alleghany purchased in the open market an aggregate of 343 shares of its common stock for approximately $0.1 million, at an average price per share of $339.81, pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of June 30, 2008, Alleghany had 8,343,198 shares of its common stock outstanding.

3

          As previously announced, Alleghany’s Darwin subsidiary entered into a merger agreement, dated as of June 27, 2008, with Allied World Assurance Company Holdings, Ltd. (“Allied World”) whereby Allied Word will acquire all of the issued and outstanding shares of Darwin common stock for cash consideration of $32.00 per share. Alleghany anticipates that the transaction will result in an after-tax gain of approximately $94 million, or $11.27 per common share, which includes about $9 million of gain deferred at the time of Darwin’s initial public offering in May 2006. As a result of Darwin’s entry into the merger agreement, it has been classified as “discontinued operations” for all periods presented in this press release.
          Additional information regarding the 2008 second quarter and six-month results of Alleghany and its operating units is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended June 30, 2008, which will be filed with the U.S. Securities and Exchange Commission on or about August 7, 2008. A copy of the Form 10-Q will be available on Alleghany’s website at www.alleghany.com or on the Securities and Exchange Commission’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.
Comment on Regulation G
          This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included herein. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings from continuing operations, before income taxes (a GAAP financial measure) as well as underwriting profit (a non-GAAP financial measure), which is earnings from continuing operations, before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains and losses, and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings from continuing operations, before income taxes, may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk.
     Alleghany also shows net earnings (loss) (a GAAP financial measure) as well as net earnings (loss) adjusted to exclude the impact of both net catastrophe losses after tax and net realized capital gains and losses after tax (a non-GAAP financial measure), which is intended to assist investors in analyzing the impact of such items and represents the way management analyzes Alleghany’s results. Catastrophe losses and realized capital gains (losses) can fluctuate significantly from period to period, which could distort the analysis of trends and comparability of reported periods.
          Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

4

# # #
Forward-looking Statements
          This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to Alleghany’s insurance operating units such as
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty industry;

•	changes in market prices of our significant equity investments and changes in value of our fixed income portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverables owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes;

•	the uncertain nature of damage theories and loss amounts;

•	increases in the levels of risk retention by Alleghany’s insurance operating units; and

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior year.
          Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at Alleghany’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on its behalf.

5

Exhibit A
AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	AIHL
Three months ended June 30, 2008

Gross premiums written	$314.4	—	$56.9	$19.7	$391.0
Net premiums written	192.1	—	49.2	18.9	260.2

Net premiums earned (2)	$174.2	—	$48.0	$18.0	$240.2
Loss and loss adjustment expenses	76.1	—	23.9	39.4	139.4
Commission, brokerage and other underwriting expenses (3)	43.4	—	20.6	8.5	72.5

Underwriting profit (loss) (4)	$54.7	—	$3.5	$(29.9)	$28.3

Net investment income (2)					30.6
Net realized capital losses (2)					(22.8)
Other income (2)					0.1
Other expenses (3)					(11.6)

Earnings from continuing operations before income taxes					$24.6

Loss ratio (5)	43.7%	—	49.8%	218.2%	58.0%
Expense ratio (6)	24.9%	—	43.0%	47.3%	30.2%

Combined ratio (7)	68.6%	—	92.8%	265.5%	88.2%

Three months ended June 30, 2007

Gross premiums written	$371.0	$0.4	$71.2	—	$442.6
Net premiums written	224.0	1.4	56.3	—	281.7

Net premiums earned (2)	$178.2	$6.1	$50.9	—	$235.2
Loss and loss adjustment expenses	97.3	—	22.4	—	119.7
Commission, brokerage and other underwriting expenses (3)	39.4	—	21.1	—	60.5

Underwriting profit (4)	$41.5	$6.1	$7.4	—	$55.0

Net investment income (2)					30.7
Net realized capital gains (2)					5.7
Other income (2)					0.2
Other expenses (3)					(12.2)

Earnings from continuing operations before income taxes					$79.4

Loss ratio (5)	54.6%	—	44.0%	—	50.9%
Expense ratio (6)	22.1%	0.8%	41.4%	—	25.7%

Combined ratio (7)	76.7%	0.8%	85.4%	—	76.6%

AIHL Operating Unit Pre-Tax Results from Continuing Operations

(in millions, except ratios)	RSUI	AIHL Re	CATA	EDC (1)	AIHL
Six months ended June 30, 2008

Gross premiums written	$569.5	$0.2	$112.1	$43.0	$724.8
Net premiums written	344.5	0.2	95.2	40.0	479.9

Net premiums earned (2)	$352.0	$0.2	$94.9	$38.6	$485.7
Loss and loss adjustment expenses	170.6	—	47.4	56.6	274.6
Commission, brokerage and other underwriting expenses (3)	88.1	0.1	39.8	15.0	143.0

Underwriting profit (loss) (4)	$93.3	$0.1	$7.7	$(33.0)	$68.1

Net investment income (2)					62.2
Net realized capital losses (2)					(26.2)
Other income (2)					0.2
Other expenses (3)					(22.7)

Earnings from continuing operations before income taxes					$81.6

Loss ratio (5)	48.5%	—	50.0%	146.6%	56.6%
Expense ratio (6)	25.0%	28.4%	41.9%	38.8%	29.4%

Combined ratio (7)	73.5%	28.4%	91.9%	185.4%	86.0%

Six months ended June 30, 2007

Gross premiums written	$659.9	$0.4	$135.2	—	$795.5
Net premiums written	380.4	1.4	106.8	—	488.6

Net premiums earned (2)	$344.8	$23.8	$98.2	—	$466.8
Loss and loss adjustment expenses	173.8	—	43.1	—	216.9
Commission, brokerage and other underwriting expenses (3)	79.3	0.1	40.7	—	120.1

Underwriting profit (4)	$91.7	$23.7	$14.4	—	$129.8

Net investment income (2)					62.6
Net realized capital losses (2)					—
Other income (2)					0.3
Other expenses (3)					(23.7)

Earnings from continuing operations before income taxes					$169.0

Loss ratio (5)	50.4%	—	43.9%	—	46.5%
Expense ratio (6)	23.0%	0.4%	41.4%	—	25.7%

Combined ratio (7)	73.4%	0.4%	85.3%	—	72.2%

(1)	Includes the results of EDC, net of purchase accounting adjustments, commencing July 18, 2007. See Note 9 to the Notes to the Consolidated Financial Statements set forth in Item 8 of Alleghany’s 2007 10-K.

(2)	Represent components of total revenues.

(3)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses directly attributable to underwriting activities, whereas the remainder constitutes other expenses.

(4)	Represents net premiums earned less loss and loss adjustment expenses and underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital (losses) gains or other income, less other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(5)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	Underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(7)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and underwriting expenses.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 6/30/08			THREE MONTHS ENDED 6/30/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$240,238	$0	$240,238	$235,219	$0	$235,219
Net investment income	30,613	4,155	34,768	30,723	7,971	38,694
Net realized capital gains (losses)	(22,849)	1,066	(21,783)	5,719	(22)	5,697
Other income	123	(1)	122	198	2,152	2,350

Total revenues	248,125	5,220	253,345	271,859	10,101	281,960

Costs and expenses
Loss and loss adjustment expenses	139,455	0	139,455	119,709	0	119,709
Commissions, brokerage and other underwriting expenses	72,542	0	72,542	60,506	0	60,506
Other operating expenses	11,482	820	12,302	12,185	655	12,840
Corporate administration	0	8,466	8,466	2	9,117	9,119
Interest expense	0	179	179	0	251	251

Total costs and expenses	223,479	9,465	232,944	192,402	10,023	202,425

Earnings from continuing operations, before income taxes	$24,646	$(4,245)	20,401	$79,457	$78	79,535

Income taxes			7,380			20,801

Earnings from continuing operations			13,021			58,734

Discontinued operations
Earnings from discontinued operations			10,662			6,134
Income taxes			3,248			1,928

Earnings from discontinued operations, net			7,414			4,206

Net earnings			$20,435			$62,940

Net earnings			$20,435			$62,940
Preferred dividends			4,305			4,305

Net earnings available to common stockholders			$16,130			$58,635

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	SIX MONTHS ENDED 6/30/08			SIX MONTHS ENDED 6/30/07
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$485,719	$0	$485,719	$466,793	$0	$466,793
Net investment income	62,168	7,872	70,040	62,626	15,998	78,624
Net realized capital gains (losses)	(26,231)	79,160	52,929	(50)	55,888	55,838
Other income	190	(5)	185	305	10,770	11,075

Total revenues	521,846	87,027	608,873	529,674	82,656	612,330

Costs and expenses
Loss and loss adjustment expenses	274,686	0	274,686	216,843	0	216,843
Commissions, brokerage and other underwriting expenses	142,951	0	142,951	120,119	0	120,119
Other operating expenses	22,602	1,431	24,033	23,735	1,694	25,429
Corporate administration	0	18,414	18,414	5	17,118	17,123
Interest expense	0	336	336	0	974	974

Total costs and expenses	440,239	20,181	460,420	360,702	19,786	380,488

Earnings from continuing operations, before income taxes	$81,607	$66,846	148,453	$168,972	$62,870	231,842

Income taxes			44,885			69,553

Earnings from continuing operations			103,568			162,289

Discontinued operations
Earnings from discontinued operations			22,196			10,264
Income taxes			6,608			3,195

Earnings from discontinued operations, net			15,588			7,069

Net earnings			$119,156			$169,358

Net earnings			$119,156			$169,358
Preferred dividends			8,610			8,611

Net earnings available to common stockholders			$110,546			$160,747

ALLEGHANY CORPORATION
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	JUNE 30,
	2008	DECEMBER 31,
	(unaudited)	2007
ASSETS
Investments
Available for sale securities at fair value:
Equity securities	$1,130,275	$1,176,412
Debt securities	2,599,222	2,564,717
Short-term investments	474,032	316,897

	$4,203,529	$4,058,026
Other invested assets	198,432	193,272

Total investments	$4,401,961	$4,251,298

Cash	29,724	57,646
Premium balances receivable	200,220	170,080
Reinsurance recoverables	1,034,738	1,018,673
Ceded unearned premium reserves	216,830	221,203
Deferred acquisition costs	77,731	75,623
Property and equipment — at cost, net of accumulated depreciation and amortization	19,725	19,735
Goodwill and other intangibles, net of amortization	203,452	207,540
Current taxes receivable	17,519	4,116
Assets of discontinued operations	891,568	812,119
Other assets	115,888	104,079

	$7,209,356	$6,942,112

LIABILITIES AND STOCKHOLDERS’ EQUITY
Losses and loss adjustment expenses	$2,503,098	$2,379,701
Unearned premiums	688,649	699,409
Reinsurance payable	73,740	57,380
Net deferred tax liabilities	46,998	71,594
Liabilities of discontinued operations	720,228	653,869
Other liabilities	279,454	286,284

Total liabilities	$4,312,167	$4,148,237
Stockholders’ equity	2,897,189	2,793,875

	$7,209,356	$6,942,112

Shares of common stock outstanding (adjusted for stock dividends)	8,343,713	8,322,348